SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2003

Coeur d’Alene Mines Corporation

(Exact Name of Registrant as Specified in Charter)

Idaho	1-8641	82-0109423

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Front Ave., P.O. Box “I”, Coeur d’Alene, Idaho	83816

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:      (208) 667-3511

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     On May 23, 2003, Coeur d’Alene Mines Corporation, an Idaho corporation (the “Company”), entered into a common stock purchase agreement (the “Purchase Agreement”) whereby the Company sold 8,130,081 shares of its common stock to an institutional investor for aggregate proceeds of $10 million, or $1.23 per share. The Company also granted the investor an option, exercisable within 30 days, to purchase an additional 1,219,512 shares of common stock at $1.23 per share. The Company offered and issued the shares to the investor under the Company’s shelf registration statement.

     The Purchase Agreement is included as Exhibit 10.1 to this Form 8-K. In addition, the information contained in the Registrant’s press release dated May 23, 2003 in connection with the consummation of this financing is included as Exhibit 99.1 to this Form 8-K and is incorporated by reference into this Item 5.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibit

Exhibit No.	Description

10.1	Common Stock Purchase Agreement, dated as of May 23, 2003, by and between the Company and the person signatory thereto.

99.1	Press Release of the Company issued May 23, 2003.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Coeur d’Alene Mines Corporation

Date: May 23, 2003	By:	/s/ James A. Sabala

Name: James A. Sabala Title: Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Common Stock Purchase Agreement, dated as of May 23, 2003, by and between the Company and the person signatory thereto.

99.1	Press Release of the Company issued May 23, 2003.

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